EXHIBIT 99.1
Press Release

Clean Harbors Announces Second-Quarter 2025 Financial Results

•Reports Revenue of $1.55 Billion with Growth in Environmental Services
•Delivers Strong Incineration Performance Based on Robust Demand
•Generates Q2 Net Income of $126.9 Million, or EPS of $2.36
•Achieves Record Q2 Adjusted EBITDA of $336.2 Million; Increases Adjusted EBITDA Margin 60 bps to 21.7%
•Confirms Full-Year 2025 Adjusted EBITDA and Adjusted Free Cash Flow Guidance

NORWELL, Mass. – July 30, 2025 – Clean Harbors, Inc. (“Clean Harbors” or the “Company”) (NYSE: CLH), the leading provider of environmental and industrial services throughout North America, today announced financial results for the second quarter ended June 30, 2025.

“Our second-quarter results reflect the consistent profitable growth of our Environmental Services (ES) segment, where we experienced strong demand for our disposal assets, and a stabilization of our Safety-Kleen Sustainability Solutions (SKSS) segment, where our collection strategies yielded favorable results,” said Mike Battles, Co-Chief Executive Officer. “We improved our consolidated Adjusted EBITDA margin by 60 basis points from a year ago through lowering our overall cost structure with a sharp focus on our SG&A spend. In addition, we posted the best quarterly safety results in our history by generating a Total Recordable Incident Rate (TRIR) of just 0.40. We stand at 0.45 for the first half of the year – well on track to achieve our annual target as our programs and emphasis on working safely are helping to keep our employees protected.”

Second-Quarter 2025 Results
Revenues were $1.55 billion, flat with the same period of 2024. Income from operations was $210.3 million, compared with $215.5 million in the second quarter of 2024.

Net income was $126.9 million, or $2.36 per diluted share, compared with $133.3 million, or $2.46 per diluted share, for the same period in 2024.

Adjusted EBITDA (see description and reconciliation below) increased to $336.2 million, compared with $327.8 million in the same period of 2024.

Q2 2025 Segment Review
“Despite substantial growth in the year ago quarter, our ES segment still achieved 3% growth in revenue and 5% growth in Adjusted EBITDA. This revenue growth, combined with pricing and SG&A cost controls,
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com enabled our ES segment to achieve its 13th consecutive quarter of year-over-year improvement in segment Adjusted EBITDA margin,” said Eric Gerstenberg, Co-Chief Executive Officer. “Top-line growth in the segment was led by Safety-Kleen Environmental Services, which rose 9% through pricing and growth in its core offerings. Technical Services revenue grew 4% on strength in disposal volumes. Incineration utilization, excluding the new Kimball incinerator, was outstanding at 89% as our facilities maximized throughput. Average incineration price rose 7% on a mix-adjusted basis. Field Services and Industrial Services performed well in the quarter, improving margins year-over-year.”

“Results in our SKSS segment were ahead of our expectations, supported by our waste oil collection strategies and success in aggressively managing our re-refining spread,” said Battles. “We gathered 64 million gallons of waste oil in the quarter, which enabled us to hit our production goals. We believe that our shift to higher charge-for-oil (CFO) pricing, which has continued since our strategic program rollout last November, positions us well for the back half of the year. We currently expect to achieve our annual targets for this business in 2025, while reducing the volatility we’ve seen in recent years.”

Business Outlook and Financial Guidance
“We enter the back half of 2025 with considerable momentum across our core markets, backed by a promising North American economic outlook as reshoring continues,” Gerstenberg said. “While tariff uncertainty has impacted some customers in the short-term, we expect the tangible benefits of the recent tax bill and incentives to invest in American manufacturing to drive customer activity over the longer-term. We continue to see healthy overall demand from customers within our ES segment, resulting in a substantial project pipeline. Multiple customers are expected to proceed with remediation projects in the coming quarters, which will further support our disposal and recycling network. We are excited about the continued progress at our new Kimball incinerator, which achieved its Q2 volume target. We look forward to further ramping up the facility with a broader mix of waste streams in the second half of this year. For SKSS, our focus will remain on actively managing our collection rates and cost structure, while advancing value-added initiatives like our Castrol partnership and Group III production.”

Battles concluded, “We anticipate a strong second half of the year for the Company based on numerous tailwinds that should drive both top- and bottom-line improvement from a year ago. With an encouraging market outlook, we are also continuing to execute on our pricing strategies, cost mitigation and operational efficiencies to drive further margin improvement.”

In the third quarter of 2025, Clean Harbors expects Adjusted EBITDA to grow 9-12% from the comparable quarter of the prior year. For full-year 2025, Clean Harbors is reiterating the midpoints of its prior guidance and expects:

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

•Adjusted EBITDA in the range of $1.16 billion to $1.20 billion, or a midpoint of $1.18 billion, which represents 6% growth year over year. This Adjusted EBITDA range is based on anticipated GAAP net income in the range of $383 million to $419 million.
•Adjusted free cash flow in the range of $430 million to $490 million, or a midpoint of $460 million, which represents a nearly 30% increase from prior year. This range is based on anticipated net cash from operating activities in the range of $775 million to $865 million.

Non-GAAP Results
Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income or other measurements under generally accepted accounting principles (GAAP) but viewed only as a supplement to those measurements. Adjusted EBITDA is not calculated identically by all companies, and therefore the Company’s measurement of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Clean Harbors believes that Adjusted EBITDA provides additional useful information to investors because the Company’s management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA. The Company defines Adjusted EBITDA as described in the following reconciliation showing the differences between reported GAAP net income and Adjusted EBITDA (in thousands, except percentages):

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net income	$126,905	$133,280	$185,585	$203,112
Accretion of environmental liabilities	3,591	3,304	7,211	6,521
Stock-based compensation	6,063	8,515	13,698	14,853
Depreciation and amortization	116,285	100,504	228,265	195,569
Other expense, net	603	167	1,535	1,308
Interest expense, net of interest income	37,106	36,449	73,183	64,988
Provision for income taxes	45,684	45,597	61,614	71,560
Adjusted EBITDA	$336,237	$327,816	$571,091	$557,911
Adjusted EBITDA Margin	21.7%	21.1%	19.2%	19.0%
Adjusted Free Cash Flow Reconciliation
Clean Harbors reports adjusted free cash flow, a non-GAAP measure, which it considers to be a measurement of liquidity that provides useful information to investors about its ability to generate cash. The Company defines adjusted free cash flow as net cash from operating activities less additions to property, plant and equipment plus proceeds from sale and disposal of fixed assets. When necessary, the Company adjusts for the cash impact of items derived from non-operating activities. Adjusted free cash flow should not be considered an alternative to net cash from operating activities or other measurements under GAAP. Adjusted free cash flow is not calculated identically by all companies, and therefore the Company’s measurement of adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

An itemized reconciliation between reported GAAP net cash from operating activities and adjusted free cash flow is as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Net cash from operating activities	$208,040	$216,045	$209,645	$234,594
Additions to property, plant and equipment	(90,029)	(135,110)	(208,724)	(273,023)
Cash investment in Phoenix Hub	12,436	—	12,436	—
Proceeds from sale and disposal of fixed assets	2,720	3,287	4,063	4,295
Adjusted free cash flow	$133,167	$84,222	$17,420	$(34,134)
Adjusted EBITDA Guidance Reconciliation
An itemized reconciliation between projected GAAP net income and projected Adjusted EBITDA is as follows (in millions):

	For the Year Ending December 31, 2025
Projected GAAP net income	$383	to	$419
Adjustments:
Accretion of environmental liabilities	15	to	14
Stock-based compensation	28	to	31
Depreciation and amortization	450	to	440
Interest expense, net	147	to	142
Provision for income taxes	137	to	154
Projected Adjusted EBITDA	$1,160	to	$1,200
Adjusted Free Cash Flow Guidance Reconciliation
An itemized reconciliation between projected GAAP net cash from operating activities and projected adjusted free cash flow is as follows (in millions). The Company excludes significant one-time growth investments, which the Company expects to realize future long-term benefits from, as they are not indicative of free cash flow generation for the current period.

	For the Year Ending December 31, 2025
Projected net cash from operating activities	$775	to	$865
Additions to property, plant and equipment	(370)	to	(400)
Cash investment in Phoenix Hub	15	to	15
Proceeds from sale and disposal of fixed assets	10	to	10
Projected adjusted free cash flow	$430	to	$490
Conference Call Information
Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release. During the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy. Investors who wish to listen to the webcast and view the accompanying
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com. The live call also can be accessed by dialing 877.709.8155 or 201.689.8881 prior to the start time. If you are unable to listen to the live conference call, the webcast will be archived on the Company’s website.
About Clean Harbors
Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental and industrial services. The Company serves a diverse customer base, including a majority of Fortune 500 companies. Its customer base spans a number of industries, including chemical, manufacturing and refining, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is a leading provider of parts washers and environmental services to commercial, industrial and automotive customers, as well as North America’s largest re-refiner and recycler of used oil. Founded in 1980 and based in Massachusetts, Clean Harbors operates in the United States, Canada, Mexico, Puerto Rico and India. For more information, visit www.cleanharbors.com.
Safe Harbor Statement
Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “seeks,” “will,” “should,” “estimates,” “projects,” “may,” “likely,” “potential,” “outlook” or similar expressions. Such statements may include, but are not limited to, statements about the Company’s future financial and operating results, plans, strategy, objectives and goals, cost management initiatives, pricing and productivity initiatives, contingent liabilities, liquidity, business, economic and market conditions, trends, customer demand, impacts of tariffs and new legislation, acquisitions, growth opportunities, expectations, challenges and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of the date of this press release only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation: operational and safety risks; risks relating to the failure of new or existing technologies; cybersecurity risks; the occurrence of natural disasters or other catastrophic events, as well as their residual macroeconomic effects; risks associated with retaining and hiring key personnel; environmental liability and product liability risks relating to hazardous waste management and other components of the Company’s business; negative economic, industry or other developments, including market volatility or economic downturns; risks associated with management’s assumptions relating to expansion of the Company’s landfills; reductions in the demand for emergency response services at industrial facilities or on roadways, railways or waterways, and other remedial projects and regulatory developments; reductions in the demand for oil products and automotive services and volatility in oil prices in the markets the Company serves; changes in statutory and regulatory requirements and risks relating to extensive environmental laws and regulations; risks associated with existing and potential litigation; risks associated with the Company’s identification and execution of strategic acquisitions and divestitures and their related liabilities; risks relating to the availability and sufficiency of the Company’s insurance coverage, self-insurance, surety bonds, letters of credit and other forms of financial assurance; the impact of new tax legislation or changes in tax regulations and
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com interpretations; the imposition of trade sanctions or tariffs; fluctuations in interest rates and foreign currency exchange rates; risks relating to the Company’s indebtedness and covenants in its debt agreements; risks associated with certain anti-takeover provisions under the Massachusetts Business Corporation Act and the Company’s By-Laws, and those items identified as “Risk Factors” in Clean Harbors’ most recently filed reports on Form 10-K and Form 10-Q. Forward-looking statements are neither historical facts nor assurances of future performance. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Contacts:

Eric J. Dugas	Jim Buckley
EVP and Chief Financial Officer	SVP Investor Relations
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenues	$1,549,854	$1,552,719	$2,981,804	$2,929,414
Cost of revenues (exclusive of items shown separately below)	1,033,497	1,035,542	2,055,381	2,006,612
Selling, general and administrative expenses	186,183	197,876	369,030	379,744
Accretion of environmental liabilities	3,591	3,304	7,211	6,521
Depreciation and amortization	116,285	100,504	228,265	195,569
Income from operations	210,298	215,493	321,917	340,968
Other expense, net	(603)	(167)	(1,535)	(1,308)
Interest expense, net	(37,106)	(36,449)	(73,183)	(64,988)
Income before provision for income taxes	172,589	178,877	247,199	274,672
Provision for income taxes	45,684	45,597	61,614	71,560
Net income	$126,905	$133,280	$185,585	$203,112
Earnings per share:
Basic	$2.37	$2.47	$3.46	$3.77
Diluted	$2.36	$2.46	$3.44	$3.75
Shares used to compute earnings per share - Basic	53,593	53,932	53,675	53,931
Shares used to compute earnings per share - Diluted	53,799	54,248	53,895	54,231

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2025	December 31, 2024
Current assets:	(unaudited)
Cash and cash equivalents	$600,186	$687,192
Short-term marketable securities	98,888	102,634
Accounts receivable, net	1,117,714	1,015,357
Unbilled accounts receivable	177,910	162,215
Inventories and supplies	383,351	384,657
Prepaid expenses and other current assets	97,332	81,741
Total current assets	2,475,381	2,433,796
Property, plant and equipment, net	2,507,101	2,447,941
Other assets:
Operating lease right-of-use assets	247,033	250,853
Goodwill	1,479,805	1,477,199
Permits and other intangibles, net	677,180	701,987
Other long-term assets	53,429	65,502
Total other assets	2,457,447	2,495,541
Total assets	$7,439,929	$7,377,278

Current liabilities:
Current portion of long-term debt	$15,102	$15,102
Accounts payable	432,771	487,286
Deferred revenue	87,792	88,545
Accrued expenses and other current liabilities	376,585	419,445
Current portion of closure, post-closure and remedial liabilities	26,524	20,625
Current portion of operating lease liabilities	72,976	71,663
Total current liabilities	1,011,750	1,102,666
Other liabilities:
Closure and post-closure liabilities, less current portion	122,795	119,484
Remedial liabilities, less current portion	86,880	101,424
Long-term debt, less current portion	2,766,530	2,771,117
Operating lease liabilities, less current portion	178,343	182,883
Deferred tax liabilities	359,661	363,623
Other long-term liabilities	199,903	162,552
Total other liabilities	3,714,112	3,701,083
Total stockholders’ equity, net	2,714,067	2,573,529
Total liabilities and stockholders’ equity	$7,439,929	$7,377,278
Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended
	June 30, 2025	June 30, 2024
Cash flows from operating activities:
Net income	$185,585	$203,112
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	228,265	195,569
Allowance for doubtful accounts	3,249	4,349
Amortization of deferred financing costs and debt discount	3,352	2,937
Accretion of environmental liabilities	7,211	6,521
Changes in environmental liability estimates	(8,954)	3,963
Deferred income taxes	—	(88)
Other expense, net	1,535	1,308
Stock-based compensation	13,698	14,853
Environmental expenditures	(7,051)	(9,934)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable and unbilled accounts receivable	(116,399)	(116,307)
Inventories and supplies	2,952	(28,673)
Other current and long-term assets	(13,395)	(28,870)
Accounts payable	(36,035)	(12,418)
Other current and long-term liabilities	(54,368)	(1,728)
Net cash from operating activities	209,645	234,594
Cash flows used in investing activities:
Additions to property, plant and equipment	(208,724)	(273,023)
Proceeds from sale and disposal of fixed assets	4,063	4,295
Acquisitions, net of cash acquired	—	(477,201)
Proceeds from sale of business	—	750
Additions to intangible assets including costs to obtain or renew permits	(777)	(1,868)
Purchases of available-for-sale securities	(45,622)	(55,318)
Proceeds from sale of available-for-sale securities	50,318	71,695
Net cash used in investing activities	(200,742)	(730,670)
Cash flows (used in) from financing activities:
Change in uncashed checks	(2,767)	(1,868)
Tax payments related to withholdings on vested restricted stock	(10,456)	(4,599)
Repurchases of common stock	(67,001)	(10,215)
Proceeds from employee stock purchase plan	3,360	—
Deferred financing costs paid	—	(8,148)
Payments on finance leases	(16,754)	(11,491)
Principal payments on debt	(7,551)	(7,551)
Proceeds from issuance of debt, net of discount	—	499,375
Net cash (used in) from financing activities	(101,169)	455,503
Effect of exchange rate change on cash	5,260	(2,133)
Decrease in cash and cash equivalents	(87,006)	(42,706)
Cash and cash equivalents, beginning of period	687,192	444,698
Cash and cash equivalents, end of period	$600,186	$401,992

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental information:
Cash payments for interest and income taxes:
Interest paid	$76,570	$74,079
Income taxes paid, net of refunds	64,534	70,307
Non-cash investing activities:
Property, plant and equipment accrued	25,156	28,315
ROU assets obtained in exchange for operating lease liabilities	34,867	49,420
ROU assets obtained in exchange for finance lease liabilities	57,802	45,174

Supplemental Segment Data (in thousands)

	Three Months Ended
Revenue	June 30, 2025			June 30, 2024
	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues
Environmental Services	$1,330,059	$21,976	$1,352,035	$1,297,298	$12,085	$1,309,383
Safety-Kleen Sustainability Solutions	219,706	(21,976)	197,730	255,322	(12,085)	243,237
Corporate	89	—	89	99	—	99
Total	$1,549,854	$—	$1,549,854	$1,552,719	$—	$1,552,719

	Six Months Ended
Revenue	June 30, 2025			June 30, 2024
	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues	Third-Party Revenues	Intersegment Revenues (Expenses), net	Direct Revenues
Environmental Services	$2,537,097	$24,051	$2,561,148	$2,458,577	$23,316	$2,481,893
Safety-Kleen Sustainability Solutions	444,521	(24,051)	420,470	470,636	(23,316)	447,320
Corporate	186	—	186	201	—	201
Total	$2,981,804	$—	$2,981,804	$2,929,414	$—	$2,929,414

	Three Months Ended		Six Months Ended
Adjusted EBITDA	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Environmental Services	$376,194	$359,915	$650,785	$624,390
Safety-Kleen Sustainability Solutions	38,313	51,476	66,565	81,176
Corporate	(78,270)	(83,575)	(146,259)	(147,655)
Total	$336,237	$327,816	$571,091	$557,911

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com